Exhibit 33.2
Management Assessment

The Board of Directors Wachovia Bank, National Association:	March 31, 2009
Management of Wachovia Bank, National Association (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-backed security transactions backed by auto loans on the Bank’s Dealer Services systems, formerly known as Dealer Financial Services, (the Platform), except for servicing criteria 1122(d)(1)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(i)(C), 1122(d)(4)(iii), 1122(d)(4)(ix)-(xiii), and 1122(d)(4)(xv) which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2008. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.
With respect to servicing criteria 1122(d)(2)(vii), 1122(d)(3)(i)(A), 1122(d)(3)(i)(B), 1122(d)(3)(i)(D) and 1122(d)(3)(ii), management has engaged a vendor to perform the activities required by these servicing criteria. The Bank’s management has determined that this vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to the vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to the vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria.
The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2008. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. See Appendix B.
Based on such assessment, management believes that, as of and for the year ended December 31, 2008, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management’s assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2008.

Wachovia Bank, National Association
/s/ April Hughey
April Hughey
Vice President, Structured Transactions and Collateral Management

/s/ Bridget Nelson
Bridget Nelson
Senior Vice President, Structured Transactions and Collateral Management

Appendix A
Wachovia Auto Owner Trust 2005-A
Wachovia Auto Owner Trust 2005-B
Wachovia Auto Owner Trust 2006-A

APPENDIX B

INAPPLICABLE
		APPLICABLE		SERVICING
		SERVICING CRITERIA		CRITERIA
			Performed	Performed by
			by	subservicer(s)	NOT
			Vendor(s)	or vendor(s)	performed by
			for which	for which the	the Bank or by
		Performed	the Bank is	Bank is NOT	subservicer(s)
		Directly	the	the	or vendor(s)
SERVICING CRITERIA		by	Responsible	Responsible	retained by the
Reference	Criteria	the Bank	Party	Party	Bank

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the [pool assets] are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.				X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				X

INAPPLICABLE
		APPLICABLE		SERVICING
		SERVICING CRITERIA		CRITERIA
			Performed	Performed by
			by	subservicer(s)	NOT
			Vendor(s)	or vendor(s)	performed by
			for which	for which the	the Bank or by
		Performed	the Bank is	Bank is NOT	subservicer(s)
		Directly	the	the	or vendor(s)
SERVICING CRITERIA		by	Responsible	Responsible	retained by the
Reference	Criteria	the Bank	Party	Party	Bank

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X(1)	X(1)

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of [pool assets] serviced by the Servicer.	X(2)(4)	X(2)		X(4)

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(3)	X(3)

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X

1122(d)(4)(iv)	Payments on [pool assets], including any payoffs, made in accordance with the related [pool asset] documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related [pool asset] documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the [pool assets] agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

INAPPLICABLE
		APPLICABLE		SERVICING
		SERVICING CRITERIA		CRITERIA
			Performed	Performed by
			by	subservicer(s)	NOT
			Vendor(s)	or vendor(s)	performed by
			for which	for which the	the Bank or by
		Performed	the Bank is	Bank is NOT	subservicer(s)
		Directly	the	the	or vendor(s)
SERVICING CRITERIA		by	Responsible	Responsible	retained by the
Reference	Criteria	the Bank	Party	Party	Bank

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s [pool assets] (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a [pool asset] is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent [pool assets] including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for [pool assets] with variable rates are computed based on the related [pool asset] documents.				X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable [pool asset] documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related [pool assets], or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.				X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

Footnote (1): During 2008, a vendor prepared reconciliations for certain asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts, for certain asset backed security transactions included in the Platform.
Footnote (2): During 2008, a vendor prepared and maintained Investor Reports for certain asset backed security transactions included in the Platform, in accordance with the transaction agreements.
Footnote (3): During 2008, a vendor allocated and remitted amounts to investors in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
Footnote (4): With respect to servicing criteria 1122(d)(3)(i)(C), Management Assessment indicates that the Company is not responsible for filing investor reports with the Commission with respect to the Platform.